Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-197093) of Rayonier Advanced Materials Inc. of our report dated June 29, 2020, relating to the financial statements and supplemental schedule of the Rayonier Advanced Materials Inc. Investment and Savings Plan for Salaried Employees which appear in this Form 11-K for the year ended December 31, 2019.

/s/ Ennis, Pellum & Associates, P.A.

Ennis, Pellum & Associates, P.A.
Jacksonville, Florida
June 29, 2020